Exhibit  23.2


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2003, on our audit of the financial statements of Transworld Benefits, Inc. as of December 31, 2002, and for each of the years in the two-year period then ended, and for the period September 16, 1996 (date of inception) to December 31, 2002, which report is included in Thinka Weight-Loss Corporation's Form 8-K/A filed with the Securities and Exchange Commission on June 25, 2003.



                                                CORBIN & COMPANY, LLP

Irvine, California
July 22, 2003


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